EXHIBIT 99.h.1.ix

AMENDMENT TO INVESTMENT COMPANY SERVICES AGREEMENT

     This Amendment, dated as of the 15th day of August, 2003 made by and between Matthews International Funds (the “Trust”) and PFPC Inc. (“PFPC.

WITNESSETH THAT:

     WHEREAS, the Parties originally entered into an Investment Company Services Agreement dated October 1, 1997 (the “Agreement”), wherein PFPC agreed to provide certain services to the Trust; and

     WHEREAS, the Parties wish to amend the Agreement to provide of the addition of a separate series of shares;

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.	To the amendment of Schedule “B” as attached; and

2.	The addition of the Matthews Asia-Pacific Fund as set forth on the attached amended Schedule “C”.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of one typewritten page, together with amended Schedules “B” and “C”, to be signed by their duly authorized officers as of the day and year first above written.

Matthews International Funds	PFPC Inc.

/s/ Downey Blount	/s/ Lynne M. Cannon

By: Downey Blount	By: Lynne Cannon

SCHEDULE “B”

FEE SCHEDULE
FOR
MATTHEWS INTERNATIONAL FUNDS

I.	Fees related to Fund Administration, and Portfolio Valuation and Mutual Fund Accounting: (1/12th payable monthly)

A.	Subject to a minimum fee of $100,000 for each separate series of shares of the Trust (except for the Matthews Asia-Pacific Fund, which shall be subject to a minimum fee of $40,000 so long as it does not offer multiple classes of shares) and subject to the discount as set forth below, the Trust agrees to pay PFPC for services related to Fund Administration, and Portfolio Valuation and Mutual Fund Accounting at an annual rate of:

.00100 on the first $250 million of average net assets of each separate series of shares

.00075 on the next $250 million of average net assets of each separate series of shares

.00050 on the next $250 million of average net assets of each separate series of shares

.00030 on average net assets of each separate series of shares in excess of $750 million

During the period October 1, 1997 to July 31, 1998, the annual fees set forth above are discounted on a monthly basis by 90% in the first month, 80% in the second month, 70% in the third month 60% in the fourth month, 50% in the fifth month, 40% in the sixth month, 30% in the seventh month, 20% in the eighth month 10% in the ninth month and the stated fees applying for the remaining term. In the event any separate series of shares = average net assets exceed $100mm, this discount shall no longer apply and the stated fees shall apply. See attachment outlining actual numerical fees.

B.	Pricing Services Quotation Fee

Specific costs will be identified based upon options selected by the Trust and will be billed monthly.

Except for the Matthews Asia-Pacific Fund, PFPC does not currently pass along the charges for the U.S. equity prices supplied by Muller Data. Should the Series invest in security types other than domestic equities supplied by Muller, the following fees would apply.

	Muller Data	Interactive	J.J. Kenny
Security Types	Corp.*	Data Corp.*	Co., Inc.*

Government Bonds	$.50	$.50	$.25	(a)
Mortgage-Backed (evaluated, seasoned, closing)	.50	.50	.25	(a)
Corporate Bonds (short and long term)	.50	.50	.25	(a)
U.S. Municipal Bonds (short and long term)	.55	.80	.50	(b)
CMO’s/ARM’s/ABS	1.00	.80	1.00	(a)
Convertible Bonds	.50	.50	1.00	(a)
High Yield Bonds	.50	.50	1.00	(a)
Mortgage-Backed Factors (per Issue per Month)	1.00	n/a	n/a
U.S. Equities	.50	.15	n/a
U.S. Options	n/a	.15	n/a
Domestic Dividends & Capital Changes (per Issue per Month)	(d )	3.50	n/a
Foreign Securities	.50	.50	n/a
Foreign Securities Dividends & Capital Changes (per Issue per Month)	2.00	4.00	n/a
Set-up Fees	n/a	n/a (e)	.25	(c)
All Added Items	n/a	n/a	.25	(c)

Based on current Vendor costs, subject to change. Costs are quoted based on individual security CUSIP/identifiers and are per issue per day.

(a)	$35.00 per day minimum

(b)	$25.00 per day minimum

(c)	$ 1.00, if no CUSIP

(d)	At no additional cost except for the Matthews Asia-Pacific Fund

(e)	Interactive Data also charges monthly transmission costs and disk storage charges.

1)	Futures and Currency Forward Contracts - $2.00 per Issue per day

2)	Dow Jones Markets (formerly Telerate Systems, Inc.)* (if applicable) *Based on current vendor costs, subject to change.

Specific costs will be identified based upon options selected by the Trust and will be billed monthly.

3)	Reuters, Inc.* *Based on current vendor costs, subject to change.

PFPC does not currently pass along the charges for the domestic security prices supplied by Reuters, Inc.

4)	Municipal Market Data* (if applicable) *Based on current vendor costs, subject to change.

Specific costs will be identified based upon options selected by the Trust and will be billed monthly.

II.	Fees related to Shareholder Servicing

Subject to a minimum fee of $36,000 for each separate operating series of shares of the Trust and $16,500 for each additional operating class of shares within each series, and subject to the discount as set forth in section I.A. above, the Trust will be charged for maintenance of and transactions in each shareholder account as follows:

A.	Account Fee: (1/12th payable monthly)

Annual/Semi Annual Dividend Fund:	$10.00
Quarterly Dividend Fund	12.00
Monthly Dividend Fund	15.00
Daily Accrual Dividend Fund	18.00
Inactive Account	3.60

B.	Transaction Charges for Each Transaction in an Individual Account:

Master/Omnibus Subscription or Liquidation	$1.00
Wire Order for each Broker Call	4.00
New Account Registration; electronic	0.40
New Account Registration; paper	5.00
Rule 12b-1 Plan Calculation	0.25

C.	IRA’s, 403(b) Plans, Defined Contribution/Benefit Plans: Annual Maintenance Fee - $12.00/account per year (Normally charged to participants)

III.	Fees related to Custody of Fund Assets using Bank of New York
A.	Domestic Securities and ADRs: (1/12th payable monthly) U.S. Dollar Denominated Securities only

.00065 on the first $ 10 million of average net assets
..00035 on the next $ 20 million of average net assets
..00025 on the next $ 20 million of average net assets
..000175 on the next $ 50 million of average net assets
..00015 on the next $150 million of average net assets
..000125 over $250 million of average net assets

Minimum monthly fee is $50 per portfolio for the Matthews Asia-Pacific Fund

B.	Custody Domestic Securities Transactions Charge: (billed monthly)

Book Entry DTC, Federal Book Entry, PTC	$12.00
Physical/Options/GNMA/RIC’s	$24.00
Mortgage Backed Securities - Principal Pay Down Per Pool	$11.00

A transaction includes buys, sells, maturities or free security movements.

C.	When Issued, Securities Lending, Index Futures, etc.: Should any investment vehicle require a separate segregated custody account, a fee of $250 per account per month will apply.

D.	Custody of Foreign Securities per Global Portfolio: (Bank of New York Custody Schedule

		Transaction
	*Safekeeping Charges	Fee
Countries	(BASIS POINTS)	(USD)

Argentina	22	75
Australia	5	65
Austria	6	90
Bangladesh	50	180
Belgium (reg bds)	3.5	80
Belgium (equities and Cpn bds)	6	80
Brazil	35	40
Canada	3	20
Chile	35	65
China	25	30
Colombia	55	165
Czech Republic	28	65
Denmark	4.5	110
Euromarket (Cedel/Euroclear)	4	20
Finland	16	75
France	5	75
Germany	3	40
Greece	35	150
Hong Kong	13	75
Hungary	70	205
India	55	180 **
Indonesia	15	115
Ireland	4.5	55

		Transaction
	*Safekeeping Charges	Fee
Countries	(BASIS POINTS)	(USD)

Isreal	80	60
Italy	5	95
Japan	5	15
Luxembourg	10	85
Malaysia	13	115
Mexico (bonds)	15	30
Netherlands	8	17
New Zealand	4.5	90
Norway	4	90
Pakistan	45	170
Peru	80	195
Philippines	16.5	125
Poland	60	155
Portugal	35	145
Singapore	10	60
South Africa	3	40
South Korea	16	30
Spain	6	55
Sweden	4	65
Switzerland	4.5	105
Taiwan	21	115
Thailand	7	50
Turkey	35	105
United Kingdom	4	40
United Kingdom (gilts)	5	55
Uruguay (Equities)	65	90
Uruguay (bonds)	45	90
Venezuela	55	180

Chart Notes:

*	Fee expressed in basis points per annum is calculated based upon month-end market value

**	Transaction charge is per 10,000 shares or part thereof

A transaction includes buys, sells, maturities or Free Security movements Global Network Usage Fee: $500 per portfolio per month

Minimum charges imposed by Agent Banks/Local Administrators:

Chile	USD 5,000 per annum
Columbia	USD 600 per month
Peru	USD 6,000 per annum peraccount
Brazil	USD 15 basis points for annual administrative charge
Taiwan	USD 3,000 account opening charge

E.	Custody Miscellaneous Fees:
Administrative fees incurred in certain local markets will be passed onto the customer with a detailed description of the fees. Fees include income collection, corporate action handling, overdraft charges, funds transfer, special local taxes, stamp duties, registration fees, messenger and courier services and other out-of-pocket expenses.

IV.	Out-of-Pocket Expenses

The Trust will reimburse PFPC monthly for all reasonable out-of-pocket expenses, including telephone, postage, EDGAR filings, Fund/SERV and Networking expenses, incoming wire charges, telecommunications, special reports, record retention, special transportation costs, copying and sending materials to auditors and/or regulatory agencies as incurred and approved.

V.	Additional Services

To the extent the Trust commences investment techniques such as Security Lending, Swaps, Leveraging, Short Sales, Derivatives, Precious Metals, or foreign currency futures and options, additional fees will apply. Activities of a non-recurring nature such as shareholder in-kinds, fund consolidations, mergers or reorganizations will be subject to negotiation. Any additional/enhanced services, programming requests or reports will be quoted upon request.

VI.	Allocation of Fees

Notwithstanding the foregoing, the total of all fees payable under this Agreement shall be prorated on the basis of each series and/or class average net assets.

SCHEDULE “C”

IDENTIFICATION OF FUNDS

Below are listed the separate funds to which services under this Agreement are to be performed as of the Execution Date of this Agreement:

Matthews International Funds

Matthews Pacific Tiger Funds - Class A and Class I
Matthews Asian Growth and Income Fund
Matthews Korea Fund - Class A and Class I
Matthews Dragon Century China Fund - Class A and Class I
Matthews Japan Fund
Matthews Asia-Pacific Fund

Class I = Institutional Class (no-load, no 12b-1, no CDSC, redemption fee of 1% on all redemptions made within 90 days of purchase)

Class A = Retail Load Class (front-end load, 12b-1, redemption fee of 1% on $1 million or more redemptions made within 90 days of purchase)

This Schedule “C” may be amended from time to time by agreement of the Parties.